January 27, 1999


           Eric  Sanborn
           Telesis Management Inc.
           1525 State Street
           Suite 100
           Santa Barbara, CA 93191

           Re:    Smith Barney Diversified Futures Fund L.P.

           Dear Eric:

           Please liquidate all of your positions in the above references fund(s) in an orderly fashion by Friday, January 29, 1999.

           If you have any questions, I can be reached at 212- 723-5416.

           Very truly yours,

           SMITH BARNEY FUTURES MANAGEMENT INC.



           Daniel A. Dantuono
           Chief Financial Officer & Director


           DAD/sr